EXHIBIT 24

                              CONFIRMING STATEMENT

This Statement confirms that each of the undersigned has authorized and designated Clal Biotechnology Industries Ltd. ("Clal") to execute and file on the undersigned's behalf all Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of BioCancell Therapeutics Inc. ("BioCancell"). The authority of Clal under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to its/his/her ownership of or transactions in securities of BioCancell, unless earlier revoked in writing. The undersigned acknowledges that Clal is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934. This Statement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same instrument.

Date: July 30, 2009

Clal Industries and Investments Ltd.

By: ______________________
Name:
Title:

IDB Development Corporation Ltd.

By: ______________________
Name:
Title:

IDB Holding Corporation Ltd.

By: ______________________
Name:
Title:

___________________
Mr. Nochi Dankner

___________________
Mrs. Shelly Bergman

___________________
Mrs. Ruth Manor

___________________
Mr. Avraham Livnat